NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC. TO HOLD YEAR ENDED DECEMBER 31, 2019
CONFERENCE CALL ON MONDAY, MARCH 16, 2020

AUSTIN, TX, February 19, 2020 - Stratus Properties Inc. (NASDAQ: STRS) announced today that it will release its year ended December 31, 2019, financial and operating results before the market opens on Monday, March 16, 2020, and will host a conference call at 11:00 a.m. Eastern Time on the same day.

Investors wishing to participate in the conference call may dial:

Conference Call
Domestic Dial-In Number: 1-877-418-4843
International Dial-In Number: 1-412-902-6766

Conference Call Replay
Domestic Dial-In Number: 1-877-344-7529
International Dial-In Number: 1-412-317-0088
Access Code: 10138992
Available Through: March 21, 2020

The complete earnings release will be available on Stratus’ website, stratusproperties.com.

Stratus is a diversified real estate company engaged primarily in the acquisition, entitlement, development, management, operation and sale of commercial and multi-family and single-family residential real estate properties, and the operation of hotel and entertainment businesses located in the Austin, Texas area and other select, fast-growing markets in Texas.
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A copy of this release is available on Stratus' website, stratusproperties.com.

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